Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Tengion, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania

January 29, 2010